MANAGEMENT AGREEMENT

                                     between

                       SHADY GROVE FERTILITY CENTERS, P.C.

                                       and

                     LEVY, SAGOSKIN AND STILLMAN, M.D., P.C.




         THIS MANAGEMENT AGREEMENT, dated March 11, 1998, by and between Shady Grove Fertility Centers, P.C., a Maryland corporation, with a place of business at 16220 Frederick Road, Suite 502, Gaithersburg, Maryland 20877 ("Shady Grove" or "Management Company") and Levy, Sagoskin and Stillman, M.D., P.C., a Maryland professional services corporation, with its principal place of business at 9707 Medical Center Drive, Suite 230, Rockville, Maryland 20850 ("PC").

                                    RECITALS:

         PC  specializes   in   gynecological   services,   treatment  of  human
infertility encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services"). PC provides Infertility Services through Michael J. Levy, M.D., Arthur W. Sagoskin, M.D. and Robert J. Stillman, M.D. (collectively referred to as "Physicians") as well as other physician employees. Physicians have entered into employment agreements with PC.


         Management Company is in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff.

         PC desires to utilize the services of Management Company to perform management and administrative functions, on its behalf, to permit PC to devote its efforts on a concentrated and continuous basis to the rendering of Infertility Services to its patients .

         In addition, PC desires access to capital to fund its growth and development and Management Company desires to provide such capital or access to capital as provided herein.


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         NOW THEREFORE, in consideration of the above recitals which the parties incorporate into this Agreement, the mutual covenants and agreements herein contained and other good and valuable consideration , PC hereby agrees to purchase from Management Company the management and administrative services ("Management Services") herein described and Management Company agrees to provide the Management Services on the terms and conditions provided herein.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Assets" shall mean those fixed assets utilized in connection with the operation of PC's medical practice, including, but not limited to, fixed assets and leasehold improvements.

                  1.1.2 "Adjustments" shall mean adjustments for refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by Management Company and PC.

                  1.1.3 "Base Management Fee" shall mean a monthly fee paid by PC to Management Company in an amount equal to a percentage of PC's monthly Physician and Other Professional Revenues. The Base Management Fee shall cover the cost of management services provided by Management Company corporate staff to PC, as more specifically described in
         Section 2.3.

                  1.1.4 "Facilities" shall mean the medical offices and clinical spaces of PC, including any satellite locations, related businesses and all medical group business operations of PC, which are utilized by PC in its medical practice.

                  1.1.5 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

                  1.1.6 "Infertility Services" shall mean gynecological services, treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services provided by PC or any Physician Employee and Other Professional Employee.

                  1.1.7 "Other Professional Employee" shall mean a non-physician individual who provides services, including nurse anesthetists, physician assistants, nurse practitioners, psychologists, and other such professional employees who generate professional charges, but shall not include Technical Employees.

                  1.1.8 "Physician-Employee" shall mean an individual, including a Physician- Stockholder, who is an employee of PC or is otherwise



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         under contract with PC to provide professional  services to PC patients and is duly licensed as a physician in the applicable  jurisdiction  of
         Maryland,   Virginia   and/or  the  District  of  Columbia  where  such
         Physician- Employee treats PC's patients.

                  1.1.9 "Physician and Other  Professional  Revenues" shall mean all fees, whether received or accrued, and actually recorded each month (net of Adjustments) by or on behalf of PC as a result of professional medical services personally furnished to patients by Physician-Employees and Other Professional Employees and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and ultrasound fees from businesses owned or operated by Physician- Stockholders. Physician and Other Professional Revenues shall not include (i) board attendance fees and other compensation in connection with board memberships; provided, the compensation for board related activities does not exceed $5,000 in the aggregate, annually, per Physician-Stockholder and (ii) other services where Physician does not provide professional medical services such as testimony and consultation for litigation-related proceedings, lectures, passive investments, fundraising, or writing ("Permitted Services"), the compensation from which Permitted Services Physician may retain without limit. Physician and other Professional Revenues with respect to PC's Shared Risk Program shall be treated in accordance with Exhibit 1.1.9 attached hereto

                  1.1.10 "Physician-Stockholder" shall mean any physician, duly licensed to practice medicine in a jurisdiction where PC provides Infertility Services, who is or becomes a stockholder of PC.

                  1.1.11 "Predistribution Earnings" ("PDE") shall mean (i) Physician and Other Professional Revenues, less (ii) Cost of Services and the Base Management Fee.

                  1.1.12 "Receivables" shall mean and include all rights to payment for services rendered or goods sold, accounts, receivables, contract rights, chattel paper, documents, instruments and other evidence of patient indebtedness to PC, policies and certificates of insurance relating to any of the foregoing, and all rights to payment, reimbursement or settlement or insurance or other medical benefit payments assigned to PC by patients or pursuant to any Preferred Provider, HMO, capitated payment agreements or other agreements between PC and a payer, recorded each month (net of Adjustments).

                  1.1.13 "Revenues" shall mean the sum of all Physician and Other Professional Revenues.

                  1.1.14 "Technical Employees" shall mean technicians such as embryologists and other laboratory personnel, ultrasonographers and phlebotomist who provide services to PC.



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                                    ARTICLE 2

                    COST OF SERVICES AND BASE MANAGEMENT FEE

         2.1 "Cost of Services" shall mean all ordinary and necessary expenses of PC and all direct ordinary and necessary operating expenses of Management Company, without mark-up, incurred in connection with the management of PC, including, without limitation, the following costs and expenses, whether incurred by Management Company or PC:

                  2.1.1 Salaries and fringe benefits of all employees of Management Company working directly in the management, operation or administration (including, without limitation, Other Professional Employees and Technical Employees) providing services at PC Facilities, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel, and services of independent contractors;

                  2.1.2 Expenses incurred in the recruitment of additional physicians for PC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of Management Company personnel in connection with such recruitment effort;

                  2.1.3    Direct marketing expenses of PC, such as direct costs
                           of   printing   marketing   materials   prepared   by
                           Management Company;

                  2.1.4 Any sales and use taxes assessed against PC related to the operation of PC's medical practice;

                  2.1.5 Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

                  2.1.6 Legal fees paid by Management Company or PC to outside counsel in connection with matters specific to the operation of PC such as regulatory approvals required as a result of the parties entering into this Agreement; provided, however, legal fees incurred by the parties relative to completion of this Agreement or as a result of a dispute between the parties under this Agreement shall not be considered a Cost of Services;

                  2.1.7    Fringe  benefits  provided  to   Physician-Employees,
                           including long-term disability;



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



                  2.1.8 All insurance necessary to operate PC including fire, theft, general liability and malpractice insurance for Physician-Employees of the PC;

                  2.1.9 Professional licensure fees and board certification fees of Physician- Employees, and Other Professional Employees rendering Infertility Services on behalf of PC;

                  2.1.10   Membership   in   professional    associations    and
                           continuing       professional      education      for
                           Physician-Employees and Other Professional Employees;

                  2.1.11 Quality Improvement Program described in Section 3.8 herein;

                  2.1.12 Cost of filing fictitious name permits pursuant to this Agreement;

                  2.1.13 Cost of supplies, medical and administrative, and all direct general and administrative expenses, including but not limited to travel and entertainment expenses, car allowances (including car leases), dues and subscriptions, car and other business related expenses, such as cellular telephone, relative to PC; and

                  2.1.14 Such other costs and expenses directly incurred by Management Company necessary for the management or operation of PC.

2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

                  2.2.1 Costs or expenses not in the ordinary course of business unless approved by PC;

                  2.2.2 Any federal or state income taxes of PC or Management Company other than as provided above;

                  2.2.3 The Base Management Fee and the Additional Management Fee; or

                  2.2.4 Any amount paid to any Physician-Employee, including salary or draw (all of which come out of PDE).

         2.3 The "Base Management Fee" and the "Additional Management Fee" described in Article 7 of this Agreement shall constitute Management Company's sole compensation for all indirect costs of Management Company including all legal, accounting, financial, marketing, management and administrative assistance provided by Management Company corporate and regional staff which are not provided for in Section 2.1.




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                                    ARTICLE 3

                DUTIES AND RESPONSIBILITIES OF MANAGEMENT COMPANY

         3.1      MANAGEMENT SERVICES AND ADMINISTRATION.

                  3.1.1 PC hereby appoints Management Company as PC's sole and exclusive manager and administrator of all of its day-to-day business functions and grants Management Company all the necessary authority to carry out, with PC's advice and consent, its duties and responsibilities pursuant to the terms of this Agreement to provide the Management Services. Physician-Employees of PC and only Physician-Employees of PC will perform the medical functions of its practice. Management Company will have no authority, directly or indirectly, to perform, and will not perform, any medical function.

                  3.1.2 Management Company will, on behalf of PC, bill patients and collect professional fees for Infertility Services rendered by PC at the Facilities, outside the Facilities for PC's hospitalized patients, and for all other Infertility Services rendered by any Physician- Employee or Other Professional Employee. PC hereby appoints Management Company for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in PC's name and on its behalf; (ii) to collect Receivables resulting from such billing in PC's name and on its behalf; (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third-party payors; (iv) to take possession of and endorse in the name of PC (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of PC) any notes, checks, money orders, and other instruments received in payment of Receivables; and (v) to initiate the institution of legal proceedings in the name of PC, with PC's advice and consent, to collect any accounts and monies owed to PC, to enforce the rights of PC as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

                  3.1.3 Management Company represents that it will provide all billing services in compliance with applicable laws and third-party payor requirements, and will ensure all necessary documentation supports all claims made for payment.

                  3.1.4 Management Company will provide the administrative services function of supervising and maintaining (on behalf of PC) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, including for billing purposes, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PC and shall be located at the Facilities and be readily accessible for patient care. Management Company's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records


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         of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. Management Company shall have access to such records in order to provide the Management Services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation
         to  maintain  the   confidentiality   of  such  records  shall  survive
         termination of this Agreement. PC shall have unrestricted access to all of its records at all times.

                  3.1.5 Management Company will supply to PC all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of PC's medical practice at the Facilities.

                  3.1.6 Subject to PC's prior approval, Management Company shall design and implement an appropriate marketing and public relations program on behalf of PC, with appropriate emphasis on public awareness of the availability of Infertility Services from PC. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. PC shall approve all advertising and marketing materials prior to use.

                  3.1.7 Management Company, upon request of PC, will assist PC in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PC shall interview and make the ultimate decision as to the suitability of any physician to become associated with PC. All physicians recruited by Management Company and accepted by PC shall be employees of or independent contractors to PC.

                  3.1.8 Management Company will assist PC in negotiating any managed care contracts to which PC desires to become a party. Management Company will provide administrative assistance to PC in fulfilling its obligations under any such contract.

                  3.1.9 Management Company will arrange for legal and accounting services as may be reasonably required in the ordinary course of PC's operation, including the cost of enforcing any physician contract containing restrictive covenants. Nothing contained herein is intended to authorize Management Company to settle any claim made by or against PC.

                  3.1.10  Management   Company  will  negotiate  for  and  cause
         premiums  to be paid with  respect  to the  insurance  provided  for in
         Article 11.

                  3.1.11 Management Company will take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of PC's medical practice at the Facilities.



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         3.2  FACILITIES.   Management   Company  will  provide  the  Facilities
necessary  for the operation of PC's medical  practice,  as set forth in Exhibit
3.2 hereto, including but not limited to, the use of the Facilities, all furniture, equipment and furnishings necessary for the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services
reasonably   necessary  in  conducting  the  Facilities'   physical  operations.
Management Company will provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings
located  therein.   Management  Company  will  consult  with  PC  regarding  the
condition,   use  and  needs  for  the  Facilities,   equipment,   services  and
improvements thereto. PC shall have the right to review all proposed leases for office space and Management Company shall consult with PC with respect to the terms of such leases and use its best efforts to ensure that the leases provide for reasonable assignment. Additionally, Management Company shall use its best efforts to ensure that equipment leases provide for reasonable assignment. Management Company shall have no right to close any Facility without the advice and consent of PC.

         3.3      EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

                  3.3.1 EXECUTIVE DIRECTOR. Subject to the agreement and approval of PC, which approval shall not be unreasonably withheld, Management Company will hire and appoint an Executive Director to manage and administer all of the day-to-day business functions of the Facilities. Salary and fringe benefits paid to the Executive Director shall be determined by Management Company. At the direction, supervision and control of Management Company, the Executive Director, subject to the terms of this Agreement, will implement the policies agreed upon by Management Company and PC and will generally perform the administrative duties assigned to the Executive Director by Management Company.

                  3.3.2 PERSONNEL. Management Company will provide Other Professional Employees, Technical Employees, support and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of PC at the Facilities. Such personnel will be under the direction, supervision and control of Management Company, with Technical Employees and Other Professional Employees subject to the professional supervision of PC. If PC is dissatisfied with the services of any person delivering non-professional services, PC will consult with Management Company. Management Company shall in good faith determine whether the employment of that employee warrants termination. Management Company's obligations to utilize nonprofessional personnel will be governed by the overriding principle and goal of facilitating the PC's provision of high quality medical care and laboratory services. Management Company will make every effort to honor the specific requests of PC with regard to the assignment of Management Company's employees, including the Executive Director and Management Company will follow the provisions of Section
         5.2.10 with respect to the hiring or firing of certain key personnel.

         3.4 FINANCIAL PLANNING AND GOALS. Management Company will prepare, for the approval of the Joint Practice Management Board (as defined in Section 5.1),



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an annual capital and operating budget (the "Budget") reflecting the anticipated
Revenues and Cost of Services, sources and uses of capital for growth of PC's practice and for the provision of Infertility Services at the Facilities. Management Company will present the Budget to PC for its approval at least thirty (30) days prior to the commencement of the Fiscal Year. Management Company will indicate the targeted profit margin for PC's practice at the Facilities which will be reflected in the Budget. If the parties can not agree on the Budget for PC for any Fiscal Year during the term of this Agreement, the Budget for the preceding Fiscal Year will serve as the Budget until such time as the dispute can be resolved.

         3.5 AUDITS AND STATEMENTS. Management Company will prepare annual financial statements for operations of PC at the Facilities within ninety (90) days of the close of the Fiscal Year. Management Company shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to PC within thirty (30) days after the close of each calendar month.

         3.6 TAX PLANNING AND TAX RETURNS. Management Company will not be responsible for any tax planning or tax return preparation for PC, but will provide support documentation in connection with the same. Such support documentation will not be destroyed without PC's consent.

         3.7 INVENTORY AND SUPPLIES. Management Company shall order and purchase inventory and supplies, and such other materials which are requested by PC to enable PC to deliver Infertility Services in a cost-effective quality manner.

         3.8  QUALITY  IMPROVEMENT.   Management  Company  shall  assist  PC  in
fulfilling its obligations to maintain a Quality Improvement Program and in meeting the goals and standards of such program.

         3.9 RISK MANAGEMENT. Management Company shall assist PC in the development of a Risk Management Program and in meeting the standards of such Program.

         3.10 PERSONAL POLICIES AND PROCEDURES. Management Company shall develop personnel policies, procedures and guidelines, to govern office behavior, protocol and procedures, designed to insure that PC's Facilities observe all laws and guidelines related to employment and human resources management.

         3.11 LICENSES AND PERMITS. Management Company shall, on behalf of PC, coordinate and assist PC in its application for and efforts to obtain and maintain all federal, state and local licenses, certifications and regulatory permits required for or in connection with the operations of PC and equipment located at the Facilities, other than those relating to the practice of medicine or the administration of drugs by Physician-Employees.





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                                    ARTICLE 4

                        DUTIES AND RESPONSIBILITIES OF PC

         4.1 PROFESSIONAL SERVICES. PC shall cause its Physician-Employees to provide Infertility Services to PC's patients in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the applicable jurisdiction which such Physician- Employee provides Infertility Services on behalf of PC. PC shall ensure that each Physician- Employee, any Other Professional Employee employed by PC, and any other professional provider associated with PC is duly licensed to provide the Infertility Services being rendered within the scope of such provider's practice. In addition, PC shall require each Physician-Employee to maintain a DEA number and appropriate medical staff privileges as determined by PC during the term of this Agreement. In the event that any disciplinary actions or medical malpractice actions are initiated against any Physician-Stockholder, Physician-Employee or other professional provider, PC shall promptly inform the Executive Director and provide the underlying facts and circumstances of such action, and the proposed course of action to resolve the matter. Periodic updates, but not less than monthly, shall be provided to Management Company.

         4.2 MEDICAL PRACTICE. PC shall use and occupy the Facilities exclusively for the purpose of providing Gynecology, Infertility Services, and related services and shall comply with all applicable laws and regulations and all applicable standards of medical care, including, but not limited to, those established by the American Society of Reproductive Medicine. The medical practice conducted at the Facilities shall be conducted solely by Physician-Employees employed by or serving as independent contractors to PC, and Other Professional Employees employed by PC. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of Management Company, except in the case of a medical emergency, in which event, notification shall be provided to Management Company as soon after such use or occupancy as possible.

         4.3 EMPLOYMENT OF PHYSICIAN AND OTHER PROFESSIONAL EMPLOYEES. In the event PC shall determine that additional physicians are necessary, PC shall undertake and use its best efforts to locate physicians who, in PC's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PC for the purpose of providing Infertility Services. PC shall cause each Physician-Employee to enter into an employment agreement with PC in the form attached hereto as Exhibit 4.3(A) ("Physician-Stockholder Employment Agreement") if the Physician-Employee is a shareholder or in the form of Exhibit 4.3(B) ("Physician-Employee Employment Agreement") if the Physician-Employee is not a shareholder, or such other form as is mutually acceptable to PC and Management Company. Except as otherwise provided in Sections 4.6.4 and 5.2.8 of this Agreement, PC shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician-Employees, although at the request of PC, Management Company shall consult with PC respecting such matters.



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         4.4   CONTINUING   MEDICAL   EDUCATION   .   PC   shall   require   its
Physician-Employees to participate in such continuing medical education as PC deems to be reasonably necessary for such physicians to remain current in the provision of Infertility Services.

         4.5 PROFESSIONAL INSURANCE ELIGIBILITY. PC shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician-Employees and Other Professional Employees, if applicable, are insurable and participating in an on-going Risk Management Program, under Management Company's directions.

         4.6 DIRECTION OF PRACTICE PC, as a continuing condition of Management Company's obligations under this Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws. In furtherance of which:

                  4.6.1  PC shall  operate  and  maintain  at the  Facilities  a full-time practice of medicine specializing in the provision of Infertility Services and shall maintain and enforce the Physician-Stockholder Employment Agreements and the Physician-Employee Employment Agreements (collectively referred to as "Physician Employment Agreements") or in such other form as is mutually agreed to by the PC and Management Company in writing. PC covenants that it shall not employ any physician, or have any physician as a shareholder, unless said physician shall sign the applicable Physician Employment Agreement prior to assuming the status as employee and/or shareholder. PC covenants that should a physician become a shareholder of the PC, that a condition precedent to the issuance of the shares shall be the ratification of this Management Agreement.

                  4.6.2 PC shall not terminate the Employment Agreement(s) of any Physician or Shareholder, except in accordance with the Employment Agreement(s), or amend or modify the Employment Agreements in any material manner, nor waive any material rights of the PC thereunder without the prior written approval of Management Company, which approval will not be unreasonably withheld; provided that PC may amend or modify the Employment Agreements without Management Company's consent in order to comply with applicable law. PC covenants to enforce the terms of each Physician Employment Agreement, including but not limited to any covenants not to compete and other terms confirming a Physician- Employee's commitment to practice medicine solely through the PC for a specified number of years. In addition, in the exercise of Management Company's sole discretion, if the PC fails to pursue the enforcement of its rights against a Physician-Employee, Management Company shall have the right, but not the obligation, to direct, initiate or join in a lawsuit to enforce the provisions of any Physician Employment Agreement and PC shall assign its rights and remedies against such Physician-Employee upon the request of Management Company.

                  4.6.3 Recognizing that Management Company would not have entered into this Agreement but for the PC's covenant to maintain and enforce the Physician-Employment Agreements with any physician now employed or physicians who may hereafter become employees of the PC, and in reliance upon such Physician-Employee's observance and performance of all of the obligations under the Physician Employment Agreements, any damages, liquidated damages, compensation, payment or settlement received by the PC from a physician whose employment is terminated, shall be paid to Management Company in proportion to Management Company's loss or damages.

                  4.6.4 PC shall  retain that number of  Physician-Employees  as are reasonably necessary and appropriate for the provision of Infertility Services. However, PC agrees that it will not hire more physicians than consented to by the Joint Practice Management Board which shall not be unreasonable in giving its consent. Each Physician-Employee shall hold and maintain a valid and unrestricted license to practice medicine in the applicable jurisdiction where such Physician-Employee provides Infertility Services on behalf of PC, and shall be board eligible in the practice of gynecology, with training in the subspecialty of infertility and assisted reproductive medicine. PC shall be responsible for paying the compensation and benefits, as applicable, for all Physician-Employees, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. Management Company may, on behalf of the PC, establish and administer the compensation with respect to such Physician-Employees in accordance with the written agreement between the PC and each Physician Employee. Management Company shall neither control nor direct any Physician in the performance of Infertility Services for patients, and Management Company will not unreasonably interfere with the employer-employee relationship between PC and its Physician-Employees.

                  4.6.5 PC shall insure that Physician-Employees provide patient care and clinical backup as required to insure the proper provision of Infertility Services to patients of the PC at PC's Facilities set forth in Exhibit 3.2, and/or such other location as shall be mutually agreed to by PC and Management Company. PC shall insure that its Physician-Employees devote substantially all of their professional time, effort and ability to PC's practice, including the provision of Infertility Services and the development of such practice.

                  4.6.6 PC covenants to obtain necessary licenses and operate clinical laboratory and tissue bank services in accordance with all applicable laws and regulations. PC agrees that the Medical Director(s) or Tissue Bank Director(s) shall be Physician-Employees or Other Professional Employees, if applicable, of the PC who meet the qualifications required by applicable State law or regulation, and that should there be a vacancy in any such position, PC will cause another Physician-Employee or Other Professional Employee, if applicable, to fill such vacancy in accordance with applicable State law.

                  4.6.7 PC acknowledges that it bears all medical obligations to patients treated at the Facilities and covenants that it is responsible for all tissue, specimens, embryos or biological material ("Biological Materials") kept at the Facilities on behalf of the patients (or former patients) of PC. In the event of a termination or dissolution of PC, or the termination of this Agreement for any reason, PC and its Physician-Stockholders will have the obligation to account to patients and to arrange for the storage or disposal of such Biological Materials in accordance with patient consent and the ethical guidelines of the American Society of

         Reproductive Medicine ("Relocation Program"). Management Company, in such event, will, at the request of the PC, assist in the administrative details of such a Relocation Program for so long as the PC shall request and the Management Fee shall be paid during that time. These obligations shall survive the termination of this Agreement.

                  4.6.8 Except for circumstances outside the control of PC or Physician-Stockholders, PC covenants not to terminate or dissolve as a professional services corporation except on six months prior written notice to Management Company. PC covenants that such a restriction will be contained either in PC's by-laws or shareholder agreement among PC's shareholders. In the event that such termination or dissolution occurs, for a reason other than the death or disability of all of the shareholders, or any successor entity fails to continue the medical practice of PC substantially in the form contemplated by this Agreement, PC and its individual shareholders, shall indemnify
         Management Company for: (a) the actual costs of maintaining the Facilities and any reasonably necessary Other Professional Employees during a Relocation Program (Section 4.6.7); (b) legal costs for relicensing; (c) recruitment of other physicians to assume the Practice; and (d) any damages, costs, liabilities, including reasonable attorneys fees, arising from claims, suits, causes of action or proceedings, brought by a patient of the PC having an interest in any Biological Materials kept at the Facilities. These obligations shall survive the termination of this Agreement.

         4.7 PRACTICE DEVELOPMENT, COLLECTION EFFORTS AND NETWORK INVOLVEMENT. PC agrees that during the term of this Agreement, PC covenants for itself and will use its best efforts to cause its Physician-Employees to:

                  4.7.1 Execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PC and its Physician-Employees;

                  4.7.2  Promote  PC's  medical   practice  and  participate  in
         marketing efforts developed by Management Company; and

                  4.7.3 Participate in Management Company network activities and programs.

         4.8 PERSONNEL POLICIES PC covenants for itself and will cause its Physician-Employees and any other employees to comply with reasonable personnel policies and guidelines developed for the PC by Management Company and/or the Joint Practice Management Board, which shall include administrative protocols and policies designed to insure that the Facilities comply with all applicable laws and regulations, federal, state and local.

                                    ARTICLE 5

                        JOINT DUTIES AND RESPONSIBILITIES

         5.1 FORMATION AND OPERATION OF JOINT PRACTICE MANAGEMENT BOARD. Management Company and PC will establish a joint practice management board ("Joint Practice Management Board") which will be responsible for developing management and administrative policies for the overall operation of PC. The Joint Practice Management Board will consist of designated management representatives from Management Company, one or more PC owners, as determined by PC, such other PC physicians, as appropriate and determined by PC, and the Executive Director. It is the intent and objective of Management Company and PC that they agree on the overall operations of PC. In the case of any matter requiring a formal vote, PC shall have one (1) vote and Management Company shall have one (1) vote. The desire is that Management Company and PC agree on matters of operations and that, if they disagree, they will have to work cooperatively to resolve any disagreement.

         5.2 DUTIES AND RESPONSIBILITIES OF THE JOINT PRACTICE MANAGEMENT Board. The Joint Practice Management Board shall have, among others, the following duties and responsibilities:

                  5.2.1 ANNUAL BUDGETS AND PROFITABILITY. All annual capital and operation budgets prepared by Management Company shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board. PC covenants and agrees to use its best efforts to assist the Joint Management Board in achieving the projected budgets, in place from time to time. PC and Management Company agree that, recognizing changes in circumstances, annual budgets and forecast are subject to revisions and, accordingly, they will cause the Joint Practice Management Board to modify the annual budgets, as needed, including without limitation, staff reductions, to ensure that PC operates in a profitable mode which means that PDE is positive on a monthly basis. Further, PC agrees that in the event PC incurs operational losses at any point during the term of this Agreement, nothing herein shall obligate Management Company to incur losses under this Agreement in order to sustain PC's operations.

                  5.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any renovation and expansion plans, and capital equipment expenditures with respect to PC shall be reviewed and approved by the Joint Practice Management Board and shall be based upon the best interests of PC, and shall take into account capital priorities, economic feasibility, physician support, productivity and then current market and regulatory conditions.

                  5.2.3 ADVERTISING BUDGET. All annual advertising and other marketing budgets prepared by Management Company shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board.

                  5.2.4 PATIENT FEES. The Joint Practice Management Board shall review and approve the fee schedule for all physician and ancillary services rendered by PC.

                  5.2.5 ANCILLARY SERVICES. The Joint Practice Management Board shall approve ancillary services rendered by PC.

                  5.2.6 PROVIDER AND PAYER RELATIONSHIPS. Decisions regarding the establishment or maintenance of relationship with institutional health care providers and payers shall be made by the Joint Practice Management Board in consultation with PC; provided, however, that unanimous consent of PC designated members of the Joint Practice
         Management Board shall be necessary to discontinue any existing PC institutional relationship.

                  5.2.7 STRATEGIC PLANNING. The Joint Practice Management Board shall develop long-term strategic plans, from time to time.

                  5.2.8 PHYSICIAN HIRING. The Joint Practice Management Board shall, in conjunction with PC, determine, the number and type of physicians required for the efficient operation of PC. In addition to any other approvals required under this Agreement or the Physician-Stockholder Agreements, the approval of the Joint Practice Management Board shall be required for any modifications to the restrictive covenants contained in any physician employment agreement.

                  5.2.9 PROVIDER CONTRACTS. The Joint Practice Management Board shall approve, disapprove, or amend all managed care, PPO, HMO, Medicare risk and other provider contracts negotiated by Management Company.

                  5.2.10   EXECUTIVE DIRECTOR AND KEY PERSONNEL.

                  (a) The selection and retention of the Executive Director pursuant to Section 3.3.1 by Management Company shall be subject to the recommendation of the Joint Practice Management Board. If PC is dissatisfied with the services provided by the Executive Director, PC shall consult with Management Company who shall, in good faith, determine whether the performance of the Executive Director could be brought to acceptable levels through counsel and assistance, or whether the Executive Director should be terminated.

                  (b) Management Company shall follow the recommendations of the Joint Practice Management Board with respect to the hiring, terminating or relocating of key personnel at PC Facilities, including the Executive Director, Operations Director and Marketing Director, in such positions as of the Effective Date of this Agreement; provided, such recommendations do not cause Management Company to violate any federal, state or local laws or regulations. Management Company agrees not to reassign responsibilities, except for line management reporting, of any key personnel engaged by PC listed on Exhibit 5.2.10 (b) during the first five years of this Agreement without the consent of PC.

                                    ARTICLE 6

                       LICENSE OF MANAGEMENT COMPANY NAME

         6.1 GRANT OF LICENSE. Management Company hereby grants to PC an irrevocable, exclusive and non-assignable license for the term of this Agreement to use the name SHADY GROVE FERTILITY CENTERS and a revocable, non-exclusive and non-assignable license with respect to any other service names, trademark names and logos of Management Company (the "Trade Names") in conjunction with the provision of Infertility Services by PC at the Facilities. Notwithstanding the License granted to PC hereunder, Management Company retains the absolute right to use and license the Trade Names, except for SHADY GROVE FERTILITY CENTERS, to others during the term of this Agreement.

         6.2 FICTITIOUS NAME PERMIT. If necessary, PC shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows PC to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect Management Company's rights to the Trade Names. Management Company shall cooperate and assist PC in obtaining any such original, amended or renewal fictitious name permit.

         6.3 RIGHTS OF MANAGEMENT COMPANY. PC acknowledges Management Company's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, PC shall not in any manner represent that it has any ownership interest in the Trade Names, and PC's use shall not create in PC's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by PC shall inure to the benefit of Management Company. PC shall notify Management Company immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. PC shall not take any other action to protect the Trade Names without the prior written consent of Management Company. Management Company, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of PC or join PC as a party thereto. PC shall not have any rights against Management Company for damages or other remedy by reason of any determination of Management Company not to act or by reason of any settlement to which Management Company may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of Management Company or such settlement by Management Company affect the validity or enforceability of this Agreement.

         6.4      RIGHTS UPON TERMINATION.

                  6.4.1 Upon termination of this Agreement, PC shall: (i) within 30 days of the termination, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with Management Company; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by Management Company.

                  6.4.2 PC's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to Management Company and to the rights of any licensee of Management Company. There is no adequate remedy at law for such failure. In the event of such failure, Management Company shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, Management Company shall be entitled to a temporary restraining order, without prejudice to any other remedy available to Management Company. All such remedies hereunder shall be at the expense of PC and shall not be a Cost of Services.

                                   ARTICLE 7

                             FINANCIAL ARRANGEMENTS

         7.1 COMPENSATION. The compensation set forth in this Article 7 is being paid to Management Company in consideration of the substantial commitment made and services to be rendered by Management Company hereunder and is fair and reasonable. Management Company shall be paid the following amounts (collectively "Compensation"):

                  7.1.1 an amount reflecting all Cost of Services (whether incurred by Management Company or PC) paid or accrued by Management Company pursuant to the terms of this Agreement;

                  7.1.3. during each year of this Agreement, a Base Management Fee, paid monthly but reconciled to annual Revenues, of an amount equal to six percent (6%) of Revenues; and

                  7.1.4  an   Additional   Management   Fee,  paid  monthly  but
         reconciled to annual Revenues, in accordance with the following table:

                       Years 1 through 5 of this Agreement

                  Costs of Services plus the Base      Additional Management Fee
                  Management Fee as a % of Revenues

                  50% and Below                        11 1/2% of Revenues
                  51% to 60%                            9 1/2% of Revenues
                  61% to 70%                            7 1/2% of Revenues
                  71% to 80%                                4% of Revenues
                  81% or More                               0% of Revenues

The Additional Management Fee for years 1 through 5 shall not exceed 20% of PDE each year.

                      Years 6 through 20 of this Agreement

                  50% and Below                  13 1/2% of Revenues
                  51% to 60%                     11 1/2% of Revenues
                  61% to 70%                       8 1/2% of Revenues
                  71% to 80%                           5% of Revenues
                  81% or More                          0% of Revenues

The Additional Management Fee for years 6 through 20 shall not exceed 25% of PDE each year.

                  7.1.5 Management Company will reconcile the Additional Management Fee within 90 days after each Fiscal Year end during the term of this Agreement for purposes of determining whether the Additional Management Fee for the Fiscal Year end exceeded the applicable 20% or 25% of PDE. Any adjustment shall be made within 5 days of the reconciliation by Management Company remitting the overpayment to PC.

                  7.1.6 In the event that Section 7.1.3 and/or Section 7.1.4 of this Agreement is found to be illegal, unenforceable, against public policy, or forbidden by law, by any local, state or federal agency or department, or any court of competent jurisdiction ("Findings"), then Sections 7.1.3 and 7.1.4 and the Base Management Fee and Additional Service Fee shall be replaced, effective immediately and retroactive to the date of this Agreement, by a fixed annual Management Fee, payable in equal monthly installments ("Alternate Management Fee") on or before the 15th business day of each month. Said Alternate Management Fee shall be in an amount mutually agreed upon, within thirty days time from the Findings, between Management Company and PC, but in no event shall be less than $1,000,000 per annum. In the event of a Finding which causes the Alternate Management Fee to become operative, the parties shall, within sixty days of the Finding, account for all payments made prior to the date of the Finding, and recalculate such amounts pursuant to the formula provided in the Alternate Management Fee. Any overpayment to Management Company resulting from the prior application of Sections 7.1.3 and 7.1.4 shall be applied so as to satisfy 50% of each future monthly Alternate Management Fee until the aggregate of such overpayment is fully paid by Management Company. Any underpayment to Management Company resulting from the prior application of Sections 7.1.3 and 7.1.4 shall be paid to Management Company commencing on the first day of the next full month following the date of the Finding, in eighteen (18) equally monthly installments.

                  7.1.7 The right of termination provided for in Section 9.1.3 of this Agreement, if based on the fact that Section 7.1.3 and Section
         7.1.4 of this Agreement have been found to be illegal, unenforceable, void, against public policy or forbidden by law, shall only be exercisable in the event that both (i) Sections 7.1.3 and 7.1.4 and

         (ii) the Alternate  Management Fee have been so found by a local, state
         or  federal   agency  or   department,   or  any  court  of   competent
         jurisdiction."

                  7.2      ACCOUNTS RECEIVABLE.

                  7.2.1 On or before the 15th business day of each month, Management Company shall reconcile the Receivables of PC arising during the previous calendar month. Subject to the terms and conditions of this Agreement, PC hereby sells and assigns to Management Company as absolute owner, and Management Company hereby purchases from PC all Receivables hereafter owned by or arising in favor of PC on or before the 15th business day of each month. All Receivables are sold on a full recourse basis. Management Company shall transfer or pay such amount of funds to PC equal to the Receivable less Compensation due Management Company pursuant to Section 7.1. PC shall cooperate with Management Company and execute all necessary documents in connection with the purchase and assignment of such Receivables to Management Company or at Management Company's option, to its lenders. All collections in respect of such Receivables shall be deposited in a bank account at a bank designated by Management Company. To the extent PC comes into possession of any payments in respect of such Receivables, PC shall direct such payments to Management Company for deposit in bank accounts designated by Management Company.

                  7.2.2 Any Medicare or Medicaid Receivables due to PC shall be excluded from the operation of Section 7.2.1 hereof. Any such Receivables shall be subject to agreement of PC and Management Company with respect to the collection thereof.

         7.3 ADVANCES. Management Company agrees to advance funds to PC to meet Cost of Services, provide working capital, relocate Facilities, acquire new equipment or fund mergers with other physicians or physician groups into PC ("Advance"). Upon the request of PC, Management Company, in its sole discretion, will determine whether to advance the requested funds.

                  7.3.1 Any Advance hereunder shall be a debt owed to Management Company by PC and shall be repaid within 60 days after the Advance. Upon request of PC, Shady Grove will consider repayment in installments. To the extent PDE is available for distribution to Physician-Stockholders for a particular month, Management Company is authorized to deduct any outstanding Advance from the PDE prior to distribution to the Physician-Stockholders. In the event there is insufficient PDE to satisfy repayment of any Advance within the 60-day period, the Physician-Stockholders shall be jointly and severally liable to repay the Advance within the 60-day period and Management
         Company shall be entitled to make demand for repayment. Failure to repay any Advance within the specified time will be deemed a material breach of this Agreement.

                  7.3.2 Interest  expense will be charged on an Advance and will be computed at the Prime Rate used by Management Company's primary bank in effect at the time of the Advance. Advances shall be evidenced by a security agreement in the form of Exhibit 7.3.2, giving Management Company a collateral interest in all Receivables of PC and distributions to PC Shareholders.

                  7.3.3 Notwithstanding Section 7.3.2, Management Company agrees not to charge interest expense on Advances under certain limited circumstances where Management Company, in its sole discretion, determines an Advance relates to (i) funding a merger with other physicians or physician groups which provides significant accretive benefits to PC and Management Company or (ii) leasehold improvements and permanent fixtures relative to a Facility build-out which provide significant accretive benefits to PC and Management Company.

         7.4      FACILITY RELOCATION.

                  7.4.1 In connection with the relocation and combining of PC's locations at 9707 Medical Center Drive, Suite 230, Rockville, Maryland and 16220 Frederick Road, Suite 502, Gaithersburg, Maryland 20877 (the "Relocation"), Management Company agrees to provide up to $1.5 million in financing to assist with the build-out and equipping of the new Facility with necessary leasehold improvements and permanent fixtures; 50% of the amount provided will bear interest at the Prime Rate of First Union National Bank and 50% will be interest free. Any amounts provided in excess of $1.5 million will bear interest at the Prime Rate of First Union National Bank. In connection with the amount of the financing which will be provided on an interest-bearing basis, Management Company will deduct from such obligation, the build-out allowance provided directly or by credit by the landlord of the new Facility. For example, if the costs for the leasehold improvements and equipment costs $1.4 million and the landlord allowance is $375,000, Management Company will provide PC with $700,000 on an interest-free basis and $325,000 on an interest-bearing basis. PC will receive the full benefit of the landlord allowance.

                  7.4.2 All Cost of Services involving leasehold improvements & equipment write offs relative to the Relocation shall be excluded Cost of Services under Section 7.1.4 in determining the Additional Management Fee to which Management Company is entitled.


                                    ARTICLE 8

                       EXCLUSIVE MANAGEMENT RIGHT AND TERM

         8.1 In consideration of the considerable investment of time and resources in PC expected by Management Company, PC grants to Management Company the exclusive right to manage PC during the term of this Agreement (the "Exclusive Management Right").


         8.2. The term of this Agreement shall begin on March 11, 1998 (the "Effective Date") and shall expire twenty (20) years after such date unless earlier terminated pursuant to Article 9, below.

This Agreement may be renewed by either party, if within the period of 180 days prior to the expiration date one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days, the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice.

                                    ARTICLE 9

                          TERMINATION OF THE AGREEMENT

         9.1      TERMINATION

                  This Agreement may be terminated by either party in the event of the following:

                  9.1.1 INSOLVENCY. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

                  9.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then the other party may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach and providing the breaching party with the opportunity to cure the breach. If the breach is not cured within such 30-day period, this Agreement shall terminate, provided that if the breach is not curable within such 30-day period and the breaching party is making diligent efforts to cure the breach during such 30-day period, this Agreement shall not terminate. If after the exercise of diligent efforts, the breaching party shall be unable to cure the breach within 60 days from the notice of breach from the non-breaching party, the non-breaching party in its sole discretion may extend the time in which to cure the breach, upon request of the breaching party. In the event the non-breaching party does not extend the time in which to cue the breach, this Agreement will terminate at the expiration of 60 days from the original notice of breach from the non-breaching party.

                  9.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by Management Company under this Agreement are unlawful or that the practice of medicine by PC as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

         9.2 TERMINATION BY MANAGEMENT COMPANY FOR PROFESSIONAL DISCIPLINARY ACTIONS. PC shall be obligated to suspend a physician whose authorization to practice medicine is suspended, revoked or not renewed. Management Company may terminate this Agreement upon 10 days prior written notice to PC if a Physician's authorization to practice medicine is suspended, revoked or not renewed and PC has failed to suspend such physician; provided, however, such action may not be taken until PC has been given 30 days to resolve such physician's authorization to practice medicine. PC shall notify Management Company within five (5) days of a notice that a physician's authorization to practice medicine is suspended, revoked or not renewed or that formal disciplinary action has been taken against a physician which could reasonably lead to a suspension, revocation or non-renewal of a physician's license.


                                   ARTICLE 10

                  PURCHASE OF ASSETS - OBLIGATIONS AND OPTIONS

         10.1 TERMINATION BY MANAGEMENT COMPANY. If Management Company terminates this Agreement due to the insolvency of PC (Section 9.1.1), for a material breach by PC (Section 9.1.2), or PC fails to suspend a physician whose license is suspended, revoked or not renewed (Section 9.2), PC agrees, within 90 days of the date of termination of this Agreement, at Management Company's option, to purchase from Management Company the Management Company's assets utilized directly by PC in the operation of PC business (the "Assets") as set forth in Sections 10.1.1 and 10.1.3 below.

                  10.1.1 The purchase price of the Assets will be the net book value determined in accordance with GAAP, consistently applied, as at the date of the termination.

                  10.1.2 In addition to purchasing the Assets, PC shall pay Management Company (i) 100% of the preceding 12- months' revenues over $8.73 Million and any and all outstanding unpaid Advances.

                  10.1.3 If a purchase is completed under Section 10.1, PC shall assume all leases for offices and equipment used directly for the management and operation of PC's business and may hire such employees from Management Company as it determines are necessary to operate the medical practice and business. In such event, PC shall be obligated to indemnify Management Company for any and all severance or termination obligations to Management Company employees utilized directly in providing Management Services.

         10.2 TERMINATION BY PC In the event this Agreement is terminated by PC as a result of the insolvency of Management Company (9.1.1) or material breach by Management Company(9.1.2), Management Company agrees, within 90 days of the date of termination, at PC's option, to sell to PC the Assets as set forth in Sections 10.1.1 together with leasehold improvements.

                  10.2.1 If a termination occurs under this Section 10.2, PC shall assume all leases for offices and equipment used directly for the management and operation of PC's business and may hire such employees from Management Company as it determines are necessary to operate the medical practice and business.

                  10.2.2 In the event PC  exercise  the option set forth in this
         Section 10.2, closing shall occur within 90 days of the date the option is exercised. In the event PC does not exercise the option within 90 days of termination, PC shall have relinquished its right and interest to the Assets and Management Company shall be free to use or dispose of the Assets as it determines with neither party having any further obligations to the other.

         10.3     TRANSFER OF OWNERSHIP

         Upon receipt of payment of the purchase price and other payments due, Management Company shall transfer ownership and possession of the Assets, and assign all right, title and interest in and to and obligations under the Lease(s) to PC and return to PC all security deposits. PC shall have the option of receiving full credit on the purchase price for all liens, encumbrances or security interest, or of having Management Company transfer ownership of the Assets free and clear of all liens, encumbrances or security interests thereon.


                                   ARTICLE 11

                                    INSURANCE

         11.1 PC shall carry professional liability insurance, covering itself and its employees providing Infertility Services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. If possible under the terms of the insurance coverage, PC shall use its best efforts to cause Management Company to be named an additional insured on such policies. Evidence of such policies shall be presented to Management Company upon execution of this Agreement.

         11.2 Management Company shall use its best efforts to cause PC to be made an additional insured under Management Company's professional liability coverage; provided, however, conditions for being made an additional insured shall be (i) PC utilizing patient informed consent forms supplied by Management Company, provided such forms are consistent with law and any guidelines issued by the American Society of Reproductive Medicine and (ii) PC complying with requirements of Management Company's insurance company. Management Company shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify Management Company and PC against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for Management Company. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. Certificates of Insurance evidencing such policies and additional insured status shall be presented to PC within thirty (30) days after such coverage is effected.

         11.3 PC and Management Company shall provide written notice to the other at least thirty (30) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 INDEPENDENT CONTRACTOR. Management Company and PC are independent contracting parties. In this regard, the parties agree that:

                  12.1.1 The relationship between Management Company and PC is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between Management Company and PC;

                  12.1.2 Notwithstanding the authority granted to Management Company herein, Management Company and PC agree that PC shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

                  12.1.3 Any powers of PC not specifically vested in Management Company by the terms of this Agreement shall remain with PC;

                  12.1.4 PC shall, at all times, be the sole employer of the Physician-Employees, the Other Professional Employees required by law to be employees of PC and all other professional personnel engaged by PC in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel that are employees of PC;

                  12.1.5 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other party on behalf of the other party's employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

                  12.1.6 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

                  12.1.7 Matters involving the internal agreements and finances of PC, including but not limited to the distribution of professional fee income among Physician Employees and, if applicable, Other Professional Employees who are providing professional services to patients of PC, and other employees of PC, disposition of PC property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing PC and licensing, shall remain the sole responsibility of PC and the individual Physician-Stockholder(s), except with respect to the number of physicians the PC hires which will be based upon recommendations of the Joint Practice Management Board.

         12.2 FORCE MAJEURE. No party shall be liable to the other parties for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

         12.3 EQUITABLE RELIEF. Without limiting other possible remedies available to a non- breaching party for the breach of the covenants contained herein, including the right of Management Company to cause PC to enforce any and all provisions of the Physician Employment Agreements described in Section 4.3 hereof, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

         12.4 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         12.5 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that Management Company may assign this Agreement to any affiliate, which for purposes of this Agreement, shall include any parent or subsidiary of Management Company, without the consent of PC. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         12.6 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants orconditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, irrespective of the principal place of business of the parties hereto. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Section 6.4 or Section 12.3 hereof, shall be determined by binding arbitration in the State of Maryland, County of Baltimore (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Maryland or the United States District Court for the District of Maryland, to whose jurisdiction for such purposes PC and Management Company hereby irrevocably consent and submit.

         12.8 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement taken as a whole.

         12.9 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         12.10 NOTICES. Any notice or other communication required by or which may be given pursuant to this Agreement shall be in writing and mailed, certified or registered mail, postage prepaid, return receipt requested, or overnight delivery service, such as Fedex or Airborne Express, prepaid, and shall be deemed given when received. Any such notice or communication shall be sent to the address set forth below:

                  12.10.1  If for Management Company:

                           Shady Grove Fertility Centers, P.C.
                           Attention:  President
                           16220 Frederick Road
                           Suite 502
                           Gaithersburg, Maryland 20877

                  12.10.2  If for PC:

                           Michael J. Levy, M.D., President
                           Levy, Sagoskin and Stillman, M.D., P.C.
                           9707 Medical Center Drive, Suite 230
                           Rockville, MD 20850

                                    With a copy to:

                           Ann Leopold Kaplan, Esq.
                           Epstein, Becker & Green, P.C.
                           1227   25th Street, N.W., Suite 700
                           Washington, DC 20037-1158

         Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

         12.11 ENTIRE AGREEMENT. This Agreement and all attachments hereto and the Stock Purchase and Sale Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

         12.12 NO MEDICAL PRACTICE BY MANAGEMENT COMPANY. Management Company will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize Management Company to engage in the practice of medicine or any other licensed profession.

         12.13    CONFIDENTIAL INFORMATION.

                  12.13.1  During the initial  term and any  renewal  term(s) of this Agreement, the parties may have access to or become acquainted with each other's trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit, except in connection with the performance or enforcement of this Agreement, or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this

         Agreement. All such ConfidentialInformation shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

                  12.13.2 Confidential Information shall not include information which (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

                  12.13.3 In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, Management Company or PC will designate at each others request the specific information which Management Company or PC considers to be Confidential Information.

         12.14    INDEMNIFICATION.

                  12.14.1  Management  Company  agrees  to  indemnify  and  hold harmless PC, its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by Management Company related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.14.1 shall survive termination of this Agreement.

                  12.14.2 PC agrees to indemnify and hold harmless Management Company, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by PC related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.14.2 shall survive termination of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

SHADY GROVE  FERTILITY CENTERS, P.C.


By:/s/Michael J. Levy
   ---------------------------------------
   MICHAEL J. LEVY, PRESIDENT


LEVY, SAGOSKIN AND  STILLMAN, M.D., P.C.


BY:/s/Michael J. Levy
   ---------------------------------------
   MICHAEL J. LEVY, M.D., PRESIDENT

                                  EXHIBIT 1.1.9

                     SHARED RISK PROGRAM REVENUE ACCOUNTING

                                   EXHIBIT 3.2

                      DESCRIPTION OF OFFICE AND FACILITIES
                   TO BE PROVIDED BY MANAGEMENT COMPANY TO PC




         9707 Medical Center Drive, Suite 230, Rockville, Maryland 20850

             3299 Woodburn Road, Suite 480, Annadale, Virginia 22003

               2112 F Street, NW, Suite 703, Washington, DC 20037

            600 Ridgely Avenue, Suite 221, Annapolis, Maryland 21401

          16220 Frederick Road, Suite 502, Gaithersburg, Maryland 20877

                                 EXHIBIT 4.3 (A)


                   PHYSICIAN-STOCKHOLDER EMPLOYMENT AGREEMENT


                                 (See Attached)

                                 EXHIBIT 4.3 (B)

                     PHYSICIAN-EMPLOYEE EMPLOYMENT AGREEMENT

                                 (See Attached)

                               EXHIBIT 5.2.10 (B)

               Key Personnel Subject to Reassignment Restrictions




                                   Carol Levy

                                   Mark Segal

                                  Pattie Stull

                                  EXHIBIT 7.3.2

                               SECURITY AGREEMENT


                                 [See attached]